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                                                                     EXHIBIT (e)

                             DISTRIBUTION AGREEMENT


         THIS AGREEMENT is made and entered into as of this 12th day of August, 2004, by and between THE KENSINGTON FUNDS, a Delaware statutory trust (the "Trust") and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the "Distributor").

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and is authorized to issue shares of beneficial interests ("Shares") in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

         WHEREAS, the Trust desires to retain the Distributor as principal underwriter in connection with the offering and sale of the Shares of each series listed on Appendix A hereto (as amended from time to time) (each a "Fund", collectively the "Funds"); and

         WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

         WHEREAS, this Agreement has been approved by a vote of the Trust's board of trustees ("Board of Trustees" or the "Board") and its disinterested trustees in conformity with Section 15(c) of the 1940 Act; and

         WHEREAS, the Distributor is willing to act as principal underwriter for the Trust on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.       APPOINTMENT OF QUASAR AS THE DISTRIBUTOR

         The Trust hereby appoints the Distributor as its agent for the sale and distribution of Shares of the Funds, on the terms and conditions set forth in this Agreement, and the Distributor hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.

2.       SERVICES AND DUTIES OF THE DISTRIBUTOR

         A. The Distributor agrees to sell Shares of the Funds on a best efforts basis as agent for the Trust during the term of this Agreement, upon the terms and at the current offering price (plus sales charge, if any) described in the Prospectus. As used in this Agreement, the term "Prospectus" shall mean the current prospectus, including the statement of additional information, as amended or supplemented, relating to the Funds and included in the currently effective registration statement or post-effective amendment thereto (the "Registration Statement") of the Trust under the Securities Act of 1933 (the "1933 Act") and the 1940 Act.

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         B.       During the continuous public offering of Shares of the Funds, the Distributor will hold itself available to receive orders, satisfactory to the Distributor, for the purchase of Shares of the Funds and will accept such orders on behalf of the Trust. Such purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus.

         C. The Distributor, with the operational assistance of the Trust's transfer agent, shall make Shares available for sale and redemption through the National Securities Clearing Corporation's Fund/SERV System.

         D. In connection with all matters relating to this Agreement, the Distributor agrees to comply with the requirements of the 1933 Act, the 1934 Act, the 1940 Act, the regulations of the NASD and all other applicable federal or state laws and regulations. The Distributor acknowledges and agrees that it is not authorized to provide any information or make any representations other than as contained in the Prospectus and any sales literature specifically approved by the Trust and the Distributor.

         E. The Distributor agrees to cooperate with the Trust or its agent in the development of all proposed advertisements and sales literature relating to the Funds. The Distributor agrees to review all proposed advertisements and sales literature for compliance with applicable laws and regulations, and shall file with appropriate regulators, those advertisements and sales literature it believes are in compliance with such laws and regulations. The Distributor agrees to furnish to the Trust any comments provided by regulators with respect to such materials and to use its best efforts to obtain the approval of the regulators to such materials.

         F. The Distributor, at its sole discretion, may repurchase Shares offered for sale by shareholders of the Funds. Repurchase of Shares by the Distributor shall be at the price determined in accordance with, and in the manner set forth in, the Prospectus. At the end of each business day, the Distributor shall notify, by any appropriate means, the Trust and its transfer agent of the orders for repurchase of Shares received by the Distributor since the last report, the amount to be paid for such Shares and the identity of the shareholders offering Shares for repurchase. The Trust reserves the right to suspend such repurchase right upon written notice to the Distributor. The Distributor further agrees to act as agent for the Trust to receive and transmit promptly to the Trust's transfer agent, shareholder requests for redemption of Shares.

         G. The Distributor may, in its discretion, enter into agreements with such qualified broker-dealers as it may select, in order that such broker-dealers also may sell Shares of the Funds. The form of any dealer agreement shall be mutually agreed upon and approved by the Trust and the Distributor. The Distributor may pay a portion of any applicable sales charge, or allow a discount to a selling broker-dealer, as described in the Prospectus or, if not so described, as agreed upon with the broker-dealer, subject to the terms of Section 5 below. The Distributor shall include in the forms of agreement with selling broker-dealers a provision for the forfeiture by them of their sales charge or discount with respect to Shares sold by them and redeemed, repurchased or tendered for redemption within seven (7) business days after the date of confirmation of such purchases.



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         H.       The Distributor shall devote its best efforts to effect sales of Shares of the Funds but shall not be obligated to sell any certain number of Shares.

         I. The Distributor shall prepare reports for the Board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board, including reports regarding the 12b-1 payments.

         J. The services furnished by the Distributor hereunder are not to be deemed exclusive and the Distributor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. The Trust recognizes that from time to time, officers and employees of the Distributor may serve as directors, trustees, officers and employees of other entities (including investment companies), that such other entities may include the name of the Distributor as part of their name and that the Distributor or its affiliates may enter into distribution, administration, fund accounting, transfer agent or other agreements with such other entities.

3.       DUTIES AND REPRESENTATIONS OF THE TRUST

         A. The Trust represents that it is duly organized and in good standing under the law of its jurisdiction of organization and is registered as an open-end management investment company under the 1940 Act. The Trust agrees that it will act in material conformity with its Declaration of Trust, its By-Laws, its Registration Statement, as may be amended from time to time, and the resolutions and other instructions of its Board. The Trust agrees to comply in all material respects with the 1933 Act, the 1940 Act and all other applicable federal and state laws and regulations. The Trust represents and warrants that this Agreement has been duly authorized by all necessary action by the Trust under the 1940 Act, state law and the Trust's Declaration of Trust and By-Laws.

         B. The Trust, or its agent, shall take or cause to be taken, all necessary action to register Shares of the Funds under the 1933 Act and to maintain an effective Registration Statement for such Shares in order to permit the sale of Shares as herein contemplated. The Trust authorizes the Distributor to use the Prospectus, in the form furnished to the Distributor from time to time, in connection with the sale of Shares.

         C. The Trust represents and agrees that all Shares to be sold by it, including those offered under this Agreement, are validly authorized and, when issued in accordance with the description in the Prospectus, will be fully paid and nonassessable. The Trust further agrees that it shall have the right to suspend the sale of Shares of any Fund at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of Shares of any Fund at any time as permitted by the 1940 Act or the rules of the Securities and Exchange Commission ("SEC"), including any and all applicable interpretation of such by the staff of the SEC. The Trust shall advise the Distributor promptly of any such determination.

         D. The Trust agrees to advise the Distributor promptly in writing:



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                  (i) of any material correspondence or other communication by the SEC or its staff relating to the Funds, including requests by the SEC for amendments to the Registration Statement or Prospectus;

                  (ii) in the event of the issuance by the SEC of any stop-order suspending the effectiveness of the Registration Statement then in effect or the initiation of any proceeding for that purpose;

                  (iii) of the happening of any event which makes untrue any statement of a material fact made in the Prospectus or which requires the making of a change in such Prospectus in order to make the statements therein not misleading; and

                  (iv) of all actions taken by the SEC with respect to any amendments to any Registration Statement or Prospectus, which may from time to time be filed with the SEC.

         E. The Trust shall file such reports and other documents as may be required under applicable federal and state laws and regulations. The Trust shall notify the Distributor in writing of the states in which the Shares may be sold and shall notify the Distributor in writing of any changes to such information.

         F. The Trust agrees to file from time to time, such amendments to its Registration Statement and Prospectus as may be necessary in order that its Registration Statement and Prospectus will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         G. The Trust shall fully cooperate in the efforts of the Distributor to sell and arrange for the sale of Shares and shall make available to the Distributor a statement of each computation of net asset value. In addition, the Trust shall keep the Distributor fully informed of its affairs and shall provide to the Distributor, from time to time, copies of all information, financial statements and other papers that the Distributor may reasonably request for use in connection with the distribution of Shares, including without limitation, certified copies of any financial statements prepared for the Trust by its independent public accountants and such reasonable number of copies of the most Prospectus, statement of additional information and annual and interim reports to shareholders as the Distributor may request. The Trust shall forward a copy of any SEC filings, including the Registration Statement, to the Distributor within one business day of any such filings. The Trust represents that it will not use or authorize the use of any advertising or sales material unless and until such materials have been approved and authorized for use by the Distributor. Nothing in this Agreement shall require the sharing or provision of materials protected by privilege or limitation of disclosure, including any applicable attorney-client privilege or trade secret materials.

         H. The Trust represents and warrants that its Registration Statement and any advertisements and sales literature prepared by the Trust or its agent (excluding statements relating to the Distributor and the services it provides that are based upon written information furnished by the Distributor expressly for inclusion therein) shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or


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                  information furnished to the Distributor pursuant to this
                  Agreement shall be true and correct in all material respects.

4.       DUTIES AND REPRESENTATIONS OF THE DISTRIBUTOR

         A. The Distributor represents that it is duly organized and in good standing under the law of its jurisdiction of organization, is registered as a broker-dealer under the 1934 Act and is a member in good standing of the NASD. The Distributor agrees that it will act in material conformity with its Articles of Organization and its By-Laws, as may be amended from time to time. The Distributor agrees to comply in all material respects with the 1933 Act, the 1934 Act, the 1940 Act, and all other applicable federal and state laws and regulations. The Distributor represents and warrants that this Agreement has been duly authorized by all necessary action by the Distributor under the Distributor's Articles of Organization and By-Laws.

         B. The Distributor agrees to advise the Company promptly in writing of the initiation of any proceedings against it by the SEC or its staff, the NASD or any state regulatory authority.

5.       COMPENSATION

         A. Fees. The Distributor, as distributor of Class A Shares of the Funds under this Agreement, shall receive from the Funds in accordance with the Service and Distribution Plans attached as Schedule A hereto a distribution fee at the rate and upon the terms and conditions set forth in such Plans.

                  The Distributor, as distributor of Class B and Class C Shares of the Funds under this Agreement, shall receive (i) distribution fees as commissions for the sale of Class B and Class C Shares (the "Distribution Fees") which shall accrue daily in an amount equal to the product of (A) the daily equivalent of 0.75% per annum multiplied by (B) the net asset value of Class B and Class C shares outstanding on such day, and (ii) shareholder service fees in amounts up to 0.25% per annum of the average net asset value of Class B and Class C Shares upon the terms and conditions set forth in the Service and Distribution Plans attached as Schedule A hereto. In accordance with the Service and Distribution Plans, the Funds shall pay to the Distributor or, at the Distributor's direction, to a third-party, the Distributor's Allocable Portion (as defined in Section 5.C. below) of the Distribution Fees.

                  These fees shall be accrued daily and shall be paid monthly in arrears on or prior to the 10th business day of the following month, or at such time(s) as the Distributor shall reasonably request.

         B. Sales Charges. Shares of a Fund may be subject to a sales load, subject to the limit on asset-based sales charges set forth in NASD Conduct Rule 2830 (and any successor provision thereto). To the extent that Shares of a Fund are sold at an offering price which includes a sales load or subject to a contingent deferred sales charge ("CDSC") with respect to certain redemptions (either within a single class of Shares or pursuant to two or more classes of Shares), such Shares shall hereinafter be referred to collectively as "Load Shares" (and in the case of Shares that are sold with a front-end sales load,



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                  "Front-end Load Shares", or Shares that are sold subject to a contingent deferred sales load, "CDSC Shares"). Funds that issue Front-End Load Shares shall hereinafter be referred to collectively as "Front-End Load Funds". Funds that issue CDSC Shares shall hereinafter be referred to collectively as "CDSC Funds". Front-end Load Funds and CDSC Funds may individually or collectively be referred to as "Load Funds". Under this Agreement, the following provisions shall apply with respect to the sale of, and payment for, Load Shares.

                      (i) The Distributor shall have the right to purchase Load
                  Shares at their net asset value and to sell such Load Shares to the public against orders therefore at the applicable public offering price, as defined in Section 5.D. hereof. The Distributor shall also have the right to sell Load Shares to dealers against orders therefore at the public offering price less a concession, which concession shall not exceed the amount of the sales charge or underwriting discount, if any, referred to in Section 5.D. below.

                      (ii) Prior to the time of delivery of any Load Shares by a
                  Load Fund to, or on the order of, the Distributor, the Distributor shall pay or cause to be paid to the Load Fund or to its order an amount equal to the applicable net asset value of such Shares.

                      (iii) The Funds agree to withhold from redemption proceeds of the Class B and Class C Shares, the Distributor's Allocable Portion of any CDSCs payable with respect to the Class B and Class C Shares, as provided in the Funds' Prospectus, and to pay the same over to the Distributor or, at the Distributor's direction to a third-party, at the time the redemption proceeds are payable to the holder of such shares redeemed. Payment of these CDSC amounts to the Distributor is not contingent upon the adoption or continuation of any Service and Distribution Plan.

         C. Allocable Portion. For purposes of this Agreement, the term "Allocable Portion" of Distribution Fees and CDSCs payable with respect to Class B and Class C Shares shall mean the portion of such Distribution Fees and CDSC allocated to the Distributor in accordance with the Allocation Schedule attached hereto as Appendix B.

                  The Distributor shall be considered to have completely earned the right to the payment of its Allocable Portion of the Distribution Fees and the right to payment of its Allocable Portion of the CDSCs with respect to each CDSC Share upon the settlement date of such CDSC Share taken into account in determining the Distributor's Allocable Portion of Distribution Fees.

                  The provisions set forth in Section 3 of the Service and Distribution Plan (in effect on the date hereof) relating to Class B Shares, together with the related definitions are hereby incorporated into this Section 5.C. by reference with the same force and effect as if set forth herein in their entirety.

                  For the avoidance of doubt, the Distribution Fees and CDSCs in respect of the Shares of the Funds (including any Free Shares (as defined in the Allocation Schedule attached as Appendix B) issued in respect of such Shares and Shares issued in one or more free exchanges for any such Shares) which were issued under any predecessor distribution agreement, including the Distribution Agreement between the Trust and BISYS Fund Services Limited Partnership, shall continue to be payable under this



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                  Agreement and shall be included in the Distributor's Allocable
                  Portion of the Distribution Fees and CDSCs. Nothing herein is intended to affect the assignment of the rights in such Distribution Fees and CDSCs to any third-party assignee.

         D. Public Offering Price. The public offering price of a Load Shares shall be the net asset value of such Load Share, plus any applicable sales charge, all as set forth in the Prospectus of the Load Fund. The net asset value of Shares shall be determined in accordance with the Prospectus of the Load Fund.

6.       EXPENSES

         A. The Trust or the Fund shall bear all costs and expenses in connection with the registration of its Shares with the SEC and its related compliance with state securities laws, as well as all costs and expenses in connection with the offering of the Shares and communications with shareholders of its Funds, including but not limited to: (i) fees and disbursements of its counsel and independent public accountants; (ii) costs and expenses of the preparation, filing, printing and mailing of Registration Statements and Prospectuses and amendments thereto, as well as related advertising and sales literature;
                  (iii) costs and expenses of the preparation, printing and mailing of annual and interim reports, proxy materials and other communications to shareholders of the Funds; and (iv) fees required in connection with the offer and sale of Shares in such jurisdictions as shall be selected by the Trust pursuant to Section 3(E) hereof.

         B. The Distributor shall bear the expenses of registration or qualification of the Distributor as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification. The Distributor does not assume responsibility for any expenses not expressly assumed hereunder.

7.       INDEMNIFICATION

         A. The Trust shall indemnify, defend and hold the Distributor and each of its present or former members, officers, employees, representatives and any person who controls or previously controlled the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fees incurred in connection therewith) (collectively, "Losses") that the Distributor, each of its present and former members, officers, employees or representatives or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus, as from time to time amended or supplemented, or in any annual or interim report to shareholders, or in any advertisements or sales literature prepared by the Trust or its agent, or arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or based upon the Trust's failure to comply with the terms of this Agreement or applicable law; provided, however, that the Trust's obligation to indemnify the Distributor and any of the foregoing indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or




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                  omission or alleged omission made in the Registration
                  Statement, Prospectus, annual or interim report, or any such advertisement or sales literature in reliance upon and in conformity with information relating to the Distributor and furnished to the Trust or its counsel by the Distributor in writing and acknowledging the purpose of its use for the purpose of, and used in, the preparation thereof. The Trust's agreement to indemnify the Distributor, and any of the foregoing indemnitees, as the case may be, with respect to any action, is expressly conditioned upon the Trust being notified of such action or claim of loss brought against the Distributor, or any of the foregoing indemnitees, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor, or such person, unless the failure to give notice does not prejudice the Trust. Such notification shall be given by letter or by telegram addressed to the Trust's President, but the failure so to notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Trust's indemnity agreement contained in this Section 7(A).

         B. The Trust shall be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense of any suit brought to enforce any such Losses, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by the Trust and approved by the Distributor, which approval shall not be unreasonably withheld. In the event the Trust elects to assume the defense of any such suit and retain such counsel, the indemnified defendant or defendants in such suit shall bear the reasonable fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of any such suit, or in case the Distributor does not, in the exercise of reasonable judgment, approve of counsel chosen by the Trust, or if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the Trust and the Distributor, and each of its present or former members, officers, employees, representatives or any controlling person, the Trust will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by Distributor and them. The Trust's indemnification agreement contained in Sections 7(A) and 7(B) herein shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, and each of its present or former members, officers, employees, representatives or any controlling person, and shall survive the delivery of any Shares and the termination of this Agreement. This agreement of indemnity will inure exclusively to the Distributor's benefit, to the benefit of each of its present or former members, officers, employees or representatives or to the benefit of any controlling persons and their successors. The Trust agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Trust or any of its officers or trustees in connection with the issue and sale of any of the Shares.

         C. The Trust shall advance attorneys' fees and other expenses incurred by any person in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this Section 7 to the maximum extent permissible under applicable law.



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         D.       The Distributor shall indemnify, defend and hold the Trust and each of its present or former trustees, officers, employees, representatives and any person who controls or previously controlled the Trust within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all Losses that the Trust, each of its present or former trustees, officers, employees, representatives, or any such controlling person may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in the Trust's Registration Statement or any Prospectus, as from time to time amended or supplemented, or arising out of or based upon Distributor's failure to comply with the terms of this Agreement or applicable law, or the omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statement not misleading, but only if such statement or omission was made in reliance upon, and in conformity with, written information relating to the Distributor and furnished to the Trust or its counsel by the Distributor for the purpose of, and used in, the preparation thereof. The Distributor's agreement to indemnify the Trust, and any of the foregoing indemnitees, is expressly conditioned upon the Distributor being notified of any action or claim of loss brought against the Trust, and any of the foregoing indemnitees, such notification to be given by letter or telegram addressed to the Distributor's President, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Trust or such person unless the failure to give notice does not prejudice the Distributor, but the failure so to notify the Distributor of any such action shall not relieve the Distributor from any liability which the Distributor may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, otherwise than on account of the Distributor's indemnity agreement contained in this Section 7(D).

         E. The Distributor shall be entitled to participate at its own expense in the defense or if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if the Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by the Distributor and approved by the Trust, which approval shall not be unreasonably withheld. In the event the Distributor elects to assume the defense of any such suit and retain such counsel, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any such suit, or in case the Trust does not, in the exercise of reasonable judgment, approve of counsel chosen by the Distributor, or reasonable fees and expenses of any if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the Trust and the Distributor, and each of its present or former members, officers, employees, representatives or any controlling person, the Distributor will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the counsel retained by the Trust and them. The Distributor's indemnification agreement contained in Sections 7(D) and 7(E) herein shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust, and each of its present or former trustees, officers, employees, representatives or any controlling person, and shall survive the delivery of any Shares and the termination of this Agreement. This Agreement of indemnity will inure exclusively to the Trust's benefit, to the benefit of



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                  each of its present or former trustees, officers, employees or representatives or to the benefit of any controlling persons and their successors. The Distributor agrees promptly to notify the Trust of the commencement of any litigation or proceedings against the Distributor or any of its officers or trustees in connection with the issue and sale of any of the Shares.

         F. No person shall be obligated to provide indemnification under this Section 6 if such indemnification would be impermissible under the 1940 Act, the 1933 Act, the 1934 Act or the rules of the NASD; provided, however, in such event indemnification shall be provided under this Section 7 to the maximum extent so permissible. The provisions of this Section 7 shall survive the termination of this Agreement.

8.       OBLIGATIONS OF THE TRUST

         This Agreement is executed by and on behalf of the Trust and the obligations of the Trust hereunder are not binding upon any of the trustees, officers or shareholders of the Trust individually, but are binding only upon the Trust and with respect to the Funds to which such obligations pertain.

9.       GOVERNING LAW

         This Agreement shall be construed in accordance with the laws of the State of Wisconsin, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

10.      DURATION AND TERMINATION

         A. This Agreement shall become effective with respect to each Fund listed on Appendix A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Appendix A to this Agreement relating to that Fund is executed. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two (2) years from the date hereof. Thereafter, if not terminated, this Agreement shall continue in effect automatically as to each Fund for successive one-year periods, provided such continuance is specifically approved at least annually by: (i) the Trust's Board; or (ii) the vote of a "majority of the outstanding voting securities" of a Fund, and provided that in either event, the continuance is also approved by a majority of the Trust's Board who are not "interested persons" of any party to this Agreement, by a vote cast in person at a meeting called for the purpose of voting on such approval.

         B. Notwithstanding the foregoing, this Agreement may be terminated, without the payment of any penalty, with respect to a particular Fund: (i) through a failure to renew this Agreement at the end of a term, (ii) upon mutual consent of the parties; or (iii) upon no less than sixty (60) days' written notice, by either the Trust upon the vote of a majority of the members of its Board who are not "interested persons" of the Trust and have no direct or indirect financial interest in the operation of this Agreement or by vote of a "majority of the outstanding voting securities" of a Fund, or by the Distributor. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and the Trust. If required under the 1940 Act, any such amendment must be approved by the Trust's Board, including a majority of the Trust's Board who are not "interested persons" of any party to this Agreement, by a vote cast in person at a meeting for the purpose of voting on such amendment. This Agreement will automatically terminate in the event of its assignment.

         C. Sections 7, 9, 11 and 12 shall survive termination of this Agreement.

         D. This Agreement has been approved in anticipation of the Distributor's transfer of its Allocable Portion (but not its obligations under this Agreement) of Distribution Fees and CDSCs to a third party pursuant to a "Purchase and Sale Agreement" in order to raise funds to cover distribution expenditures, and such transfer will not constitute an assignment or cause a termination of this Agreement.

11.      CONFIDENTIALITY

         The Distributor agrees on behalf of its employees to treat all records relative to the Trust and prior, present or potential shareholders of the Trust as confidential, and not to use such records for any purpose other than performance of the Distributor's responsibilities and duties under this Agreement, except after notification and prior approval by the Trust, which approval shall not be unreasonably withheld, and may not be withheld where the Distributor may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, when subject to governmental or regulatory audit or investigation, or when so requested by the Trust. Records and information that have become known to the public through no wrongful act of the Distributor or any of its employees, agents or representatives shall not be subject to this paragraph.

         In accordance with Regulation S-P, the Distributor will not disclose any non-public personal information, as defined in Regulation S-P, received from the Trust or any Fund regarding any Fund shareholder; provided, however, that the Distributor may disclose such information to any party as necessary in the ordinary course of business to carry out the purposes for which such information was disclosed to the Distributor, or as may be required by law. The Distributor agrees to use reasonable precautions to protect and prevent the unintentional disclosure of such non-public personal information.

12.      ANTI-MONEY LAUNDERING PROGRAM

         The Distributor represents and warrants that it: (i) has adopted an anti-money laundering compliance program ("AML Program") that satisfies the requirements of all applicable laws and regulations; (ii) undertakes to carry out its AML Program to the best of its ability; and (iii) will promptly notify the Trust if an inspection by the appropriate regulatory authorities of its AML Program identifies any material deficiency, and (vi) will promptly remedy any material deficiency of which it learns.

13.      MISCELLANEOUS

         The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person," and "assignment" shall have the same meaning as such terms have in the 1940 Act.

14.      NOTICES

         Any notice required or permitted to be given by any party to the others shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three (3) days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other parties' respective addresses as set forth below:

Notice to the Distributor shall be sent to:

         Quasar Distributors, LLC
         Attn:  President
         615 East Michigan Street
         Milwaukee, Wisconsin  53202

notice to the Trust shall be sent to:

         The Kensington Funds
         4 Orinda Way, Suite 200C
         Orinda, California  94563

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.


THE KENSINGTON FUNDS                           QUASAR DISTRIBUTORS, LLC
By:                                            By:
   --------------------------------------         ------------------------------
         John P. Kramer                               James R. Schoenike
Title:   President                             Title: President

                                   APPENDIX A
                                     TO THE
                             DISTRIBUTION AGREEMENT

                                   FUND NAMES

                     SEPARATE SERIES OF THE KENSINGTON FUNDS

                                 Name of Series

                        Kensington Strategic Realty Fund
                          Kensington Select Income Fund
                     Kensington Real Estate Securities Fund

                                   APPENDIX B
                                     TO THE
                             DISTRIBUTION AGREEMENT

                               ALLOCATION SCHEDULE

         The following relates solely to Class B and Class C Shares of the Funds and allocations of each such Class B and Class C Shares are made on Class bases.

         The Distributor's Allocable Portion of Distribution Fees and CDSCs in respect of Class B and Class C Shares shall be 100% until such time as the Distributor shall cease to serve as exclusive distributor of Shares of the Funds; thereafter, collections that constitute CDSCs and Distribution Fees relating to Class B and Class C Shares shall be allocated among the Distributor and any successor distributor ("Successor Distributor") in accordance with this Schedule.

         Defined terms used in this Schedule and not otherwise defined herein shall have the meanings assigned to them in the Distribution Agreement between The Kensington Funds and Quasar Distributors, LLC (the "Distribution Agreement"), of which this Schedule is a part. As used herein the following terms shall have the meanings indicated:

         "CDSC Share" means each Class B and Class C Share issued under circumstances which would normally give rise to an obligation of the holder of such share to pay a CDSC upon redemption of such Share (including any Class B Shares and Class C Shares issued in connection with a permitted free exchange), and any such Share shall continue to be a CDSC Share of the applicable Fund prior to the redemption (including a redemption in connection with a permitted free exchange) or conversion of such Share, even though the obligation to pay the CDSC may have expired or conditions for waivers thereof may exist.

         "Date of Original Issuance" means in respect of any CDSC Share, the date with reference to which the amount of the CDSC payable on redemption thereof if any, is computed.

         "Free Share" means, in respect of a Fund, each Class B and Class C Share of the Fund, other than a CDSC Share (including, without limitation, any Class B and Class C Shares issued in connection with the reinvestment of dividends or capital gains).

         "Inception Date" means in respect of a Fund, the first date on which the Fund issued Shares.

         "Net Asset Value" means the net asset value determined as set forth in the Prospectus of each Fund.

PART I: ATTRIBUTION OF CLASS B AND CLASS C SHARES

         Class B and Class C Shares that are outstanding from time to time, shall be attributed to the Distributor and each Successor Distributor in accordance with the following rules;

         (1)      CDSC Shares:

                  (a) CDSC Shares attributed to the Distributor shall be those CDSC Shares the date of Original Issuance of which occurred after the Inception Date of the applicable Fund and on or prior to the date the Distributor ceased to be exclusive distributor of Class B and Class C Shares of the Funds. For the avoidance of doubt, all CDSC Shares issued during periods in which BISYS Fund Services Limited Partnership served as distributor under the Distribution Agreement or any predecessor agreement together with all Free Shares and CDSC Shares derived from such CDSC Shares, whether pursuant to one or more permitted free exchanges or otherwise, shall be attributed to the Distributor.

                  (b) CDSC Shares attributable to each Successor Distributor shall be those CDSC Shares the Date of Original Issuance of which occurs after the date such Successor Distributor became the exclusive distributor of Class B and Class C Shares and on or prior to the date such Successor Distributor ceased to be the exclusive distributor of Class B and Class C Shares of the Fund.

                  (c) A CDSC Share of a Fund issued in consideration of the investment of proceeds of the redemption of a CDSC Share of another Fund (the "Redeeming Fund") in connection with a permitted free exchange, is deemed to have a Date of Original Issuance identical to the Date of Original Issuance of the CDSC Share of the Redeeming Fund, and any such CDSC Share will be attributed to the Distributor or the Successor Distributor based upon such Date of Original Issuance in accordance with rules (a) and (b) above.

         (2)      Free Shares:

         Free Shares of a Fund outstanding on any date shall be attributed to the Distributor or a Successor Distributor, as the case may be, in the same proportion that the CDSC Shares of a Fund outstanding on such date are attributed to each on such date; provided that if the Distributor and its transferees reasonably determine that the transfer agent is able to produce monthly reports that track the Date of Original Issuance for such Free Shares, then such Free Shares shall be allocated pursuant to clause 1(a), (b) and (c) above.

PART II: ALLOCATION OF CDSCs

         CDSCs in respect of the redemption of CDSC Shares shall be allocated to the Distributor or a Successor Distributor depending upon whether the related redeemed CDSC Share is attributable to the Distributor or such Successor Distributor, as the case may be, in accordance with Part I above.

PART III: ALLOCATION OF DISTRIBUTION FEE

         Assuming that the Distribution Fee remains constant over time so that
Part IV hereof does not become operative:

         (1) The portion of the aggregate Distribution Fee accrued in respect of all Class B and Class C Shares of a Fund during any calendar month allocable to the Distributor or a Successor Distributor is determined by multiplying the total of such Distribution Fee by the following fraction:

                                    (A + C)/2
                                    ---------
                                    (B + D)/2
where:

A= The aggregate Net Asset Value of all Class B and Class C Shares of a Fund attributed to the Distributor or such Successor Distributor, as the case may be, and outstanding at the beginning of such calendar month

B= The aggregate Net Asset Value of all Class B and Class C Shares of a Fund at the beginning of such calendar month

C= The aggregate Net Asset Value of all Class B and Class C Shares of a Fund attributed to the Distributor or such Successor Distributor, as the case may be, and outstanding at the end of such calendar month.

D= The aggregate Net Asset Value of all Class B and Class C Shares of a Fund at the end of such calendar month

         (2) If the Distributor reasonably determines that the transfer agent is able to produce automated monthly reports that allocate the average Net Asset Value of the CDSC Shares of a Fund among the Distributor and any Successor Distributor in a manner consistent with the methodology detailed in Part I and
Part III(1) above, the portion of the Distribution Fee accrued in respect of all such Class B and Class C Shares of a Fund during a particular calendar month will be allocated to the Distributor or a Successor Distributor by multiplying the total of such Distribution Fee by the following fraction:

                                     (A)/(B)

where:

A= Average Net Asset Value of all such Class B and Class C shares of a Fund for such calendar month attributed to the Distributor or a Successor Distributor, as the case may be

B= Total average Net Asset Value of all such Class B and Class C Shares of a Fund for such calendar month

PART IV: ADJUSTMENT OF DISTRIBUTOR'S ALLOCABLE PORTION AND EACH SUCCESSOR DISTRIBUTOR'S ALLOCABLE PORTION

         The parties to the Distribution Agreement recognize that, if the terms of any Distribution Agreement, any distribution plan, any prospectus, or any applicable laws and regulations change so as to disproportionately reduce, in a manner inconsistent with the intent of this Distribution Agreement, the amount of the Distributor's Allocable Portion or any Successor Distributor's Allocable Portion had no such change occurred, the definitions of the Distributor's Allocable Portion and/or the Successor Distributor's Allocable Portion in respect of the Class B and Class C Shares relating to a Fund shall be adjusted by agreement among the relevant parties; provided, however, if the Distributor, the Successor Distributor and the Trust cannot agree within thirty (30) days after the date of any such change in applicable laws and regulations or in any Distribution Agreement, distribution plan, prospectus or Conduct Rules, they shall submit the question to arbitration in accordance with the NASD Code of Arbitration Procedures and the decision reached by the arbitrator shall be final and binding on each of them.

                                   SCHEDULE A
                                     TO THE
                             DISTRIBUTION AGREEMENT

                          SERVICE AND DISTRIBUTION PLAN




                                   SCHEDULE A
================================================================================
U.S. BANCORP FUND SERVICES, LLC